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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts," "Summary Historical Consolidated Financial Data," and "Selected Historical Consolidated Financial Data," and to the use of our report dated February 14, 1997 in Amendment No. 1 to the Registration Statement (Form S-4) (333-41211) and related Prospectus of Details, Inc. for the registration of its $100 million 10% Senior Subordinated Notes due 2005.

                                          /s/ McGladrey & Pullen, llp
                                          McGladrey & Pullen, llp

Anaheim, California

January 16, 1998